Exhibit 32(a)

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTIONS 302 AND 906 OF
THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Thermodynetics, Inc. (the "Company") on Form 10-K/A for the fiscal years ended March 31, 2009, March 31, 2008, and March 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, the Chief Executive Officer (“CEO”) of the Company, hereby certifies to the best of the undersigned's knowledge and belief, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Report complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 in all material respects; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date: July 7, 2010	By:	/s/ Robert A. Lerman
Robert A. Lerman
President and Chief Executive Officer

This certification shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.  This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the small business issuer specifically incorporates it by reference.